Exhibit 99.1

GRANTED
IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

ROBERT GARFIELD, individually on behalf of himself and all other similarly situated stockholders of NEONODE, INC.,

Plaintiff,
v.	C.A. No. 2020-0701-AGB
MATTIAS BERGMAN, PETER LINDELL, LARS LINDQVIST, PER LÖFGREN, ULF ROSBERG, and NEONODE INC.,

Defendants.

STIPULATION AND [PROPOSED] ORDER CLOSING THE CASE

WHEREAS, on August 25, 2020, Plaintiff Robert Garfield (“Plaintiff”) commenced an individual and proposed class action styled, Garfield v. Bergman, et al., C.A. No. 2020-0701-AGB (the “Action”), on behalf of himself and all other similarly situated stockholders of Neonode, Inc. (“Neonode”) against defendants Mattias Bergman, Peter Lindell, Lars Lindqvist, Per Löfgren, Ulf Rosberg, and Neonode (collectively, “Defendants”);

WHEREAS, also on August 25, 2020, Plaintiff moved to expedite proceedings (the “Expedition Motion”) and to preliminarily enjoin (the “Injunction Motion”) the stockholder votes on Proposals 5 and 6 at Neonode’s Annual Meeting of Stockholders scheduled for September 29, 2020 (the “Annual Meeting”). Neonode did not oppose the Expedition Motion;

WHEREAS, on August 26, 2020, Plaintiff propounded his First Request for the Production of Documents;

WHEREAS, on September 2, 2020, Plaintiff served a subpoena duces tecum and ad testificandum on Craig-Hallum Capital Group LLC;

WHEREAS, on September 10, 2020, Plaintiff deposed Urban Forssell, Chief Executive Officer of Neonode;

WHEREAS, on September 13, 2020, following completion of certain expedited discovery, Plaintiff amended his Injunction Motion to additionally seek to enjoin the stockholder vote on Proposal 1 at the Annual Meeting, and filed his opening brief in support of that motion;

WHEREAS, on September 16, 2020, the parties orally advised the Court and confirmed by letter the following day that Neonode had agreed to issue a supplement to the proxy statement issued in connection with the Annual Meeting, which the parties agreed would moot Plaintiff’s claims (the “Supplement”);

WHEREAS, on September 18, 2020, Neonode filed the Supplement with the U.S. Securities and Exchange Commission (the “SEC”);

WHEREAS, counsel for the parties conferred regarding the mooting of the claims in the Action and Plaintiff’s intention to make an application to the Court for attorneys’ fees;

WHEREAS, the parties have reached an agreement to resolve an intended application for attorneys’ fees without Plaintiff making an application to the Court, and agreed to resolve the issue with a payment to Plaintiff’s counsel on behalf of Neonode; and

WHEREAS, the Court has not and will not pass judgment on the amount of the fee;

IT IS HEREBY STIPULATED AND AGREED, pursuant to Court of Chancery Rules 23(e) and 41(a), by the parties hereto, through their undersigned counsel, and subject to the approval of the Court, that:

1. Neonode shall cause this Stipulation and Order to be filed with the SEC on Form 8-K no later than five (5) business days after the entry by the Court of this Stipulation and Order.

2. Upon compliance with paragraph 1 herein, the Defendants shall file an affidavit (the “Affidavit”) with the Court no later than five (5) business days after the Stipulation and Order has been filed by Neonode in the Form 8-K stating that paragraph 1 has been complied with.

3. Upon the filing of the Affidavit:

a. The Action is dismissed, and all claims asserted or that could have been asserted therein are dismissed with prejudice only as to Plaintiff, and without prejudice as to any actual or potential claims of any other members of the putative class;

b. The Court will no longer retain jurisdiction over the Action; and

c. The Action will be closed for all purposes.

4. Neonode or its designee shall pay Plaintiff’s counsel’s fees and expenses in the amount of $400,000.00 within ten (10) days of the date of the dismissal of this Action, pursuant to Paragraph 3 hereof, to an account designated by Plaintiff’s counsel.

ANDREW & SPRINGER LLC

/s/ David M. Sborz

Of Counsel:

Steven J. Purcell

Douglas E. Julie

Robert H. Lefkowitz

Kaitlyn T. Devenyns

PURCELL JULIE & LEFKOWITZ LLP
708 3rd Avenue, 6th Floor
New York, NY 10017
(212) 725-1000

Adam Frankel

Greenwich Legal Associates
881 Lake Avenue
Greenwich CT 06831
(203) 622-6001

Peter B. Andrews (#4623) Craig J. Springer (#5529) David M. Sborz (#6203) 3801 Kennett Pike Building C, Suite 305 Wilmington, DE 19807 (302) 504-4957 Counsel for Plaintiff Robert Garfield

YOUNG CONAWAY STARGATT & TAYLOR

/s/ Paul J. Loughman

Elena C. Norman (#4780)

Paul J. Loughman (#5508)

Lauren Dunkle Fortunato (#6031)

Michael E. Neminski (#6723)

1000 Rodney Square

North King Street

Wilmington, DE 19801

(302) 571-6600

Counsel for Defendants Neonode Inc.,

Mattias Bergman, Peter Lindell, Lars

Lindqvist, Per Löfgren, and Ulf

Rosberg

Dated: November 20, 2020

SO ORDERED this ___ day of ____________________, 2020.

Chancellor Andre G. Bouchard

This document constitutes a ruling of the court and should be treated as such.
Court:	DE Court of Chancery Civil Action
Judge:	Andre G Bouchard
File & Serve
Transaction ID:	66132141
Current Date:	Nov 23, 2020
Case Number:	2020-0701-AGB
Case Name:	CONF ORD ON DISC - Robert Garfield v. Mattias Bergman, et al.
Court Authorizer:	Andre G Bouchard

/s/ Judge Andre G Bouchard

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